FORM OF AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

This Amendment, effective as of [ ] (the “Amendment”), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (“State Street”) and EACH REGISTERED INVESTMENT COMPANY LISTED ON SCHEDULE A hereto, as it may be amended from time to time, incorporated therein by this reference (each sometimes referred to as a “Fund” and, collectively, the “Funds”), and PACIFIC INVESTMENT MANAGEMENT COMPANY (“PIMCO”).

WHEREAS, State Street, each Fund, with the exception of PIMCO Flexible Credit Income Fund, and PIMCO entered into a Custody and Investment Accounting Agreement dated as of January 1, 2000, and amended through the date hereof (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	The Agreement is amended by adding the following as Section 11 M:

“ADDITIONAL FUNDS.  If any management investment company in addition to those listed on Schedule A desires State Street to render services as custodian under the terms of this Agreement, the management investment company shall so notify State Street in writing. If State Street agrees in writing to provide the services, the management investment company shall become a Fund hereunder and the Fund, State Street and PIMCO shall be bound by all applicable terms and conditions and provisions hereof with respect to the new Fund.”

2.	The Agreement and its Schedule A (which revised version is attached hereto) are amended to reflect the addition of the following management investment company to the Agreement as a Fund:

PIMCO Flexible Credit Income Fund

3.

Each Fund hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 2 A. of the Agreement. PIMCO hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 2 C. of the Agreement.

4.	State Street, each Fund and PIMCO hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

5.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

6.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

7.

A copy of the Agreements and Declarations of Trusts of the Funds, as applicable, is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Funds by an officer of the Funds as an officer and not individually and that the obligations imposed on the Funds by this Amendment are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Funds.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

PIMCO FUNDS TRUST

PIMCO EQUITY SERIES TRUST

By:

Name:

Title:

PIMCO FLEXIBLE CREDIT INCOME FUND

By:

Name:

Title:

PACIFIC INVESTMENT MANAGEMENT COMPANY

By:

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Andrew Erickson
Title:	Executive Vice President

Amendment to Custody Agreement

Schedule A

TO

Custodian and Investment Accounting Agreement

Dated 01/01/2000

Amended [  ]

List of Funds of PIMCO Funds

Fund	PIMCO Account #	State Street Account #
PIMCO All Asset All Authority Fund	791	PX2A
PIMCO All Asset Fund	736	PC2Y
PIMCO California Intermediate Municipal Bond Fund	743	PC2D
PIMCO California Municipal Bond Fund	4175	PP2A
PIMCO California Short Duration Municipal Income Fund	773	PX2Q
PIMCO Capital Securities and Financials Fund	10706	PP2I
PIMCO CommoditiesPLUS® Strategy Fund	4702	PP1J
PIMCO CommodityRealReturn Strategy Fund®	731	PC2X
PIMCO Credit Absolute Return Fund	4081	PP1X
PIMCO Diversified Income Fund	744	PX2D
PIMCO Emerging Local Bond Fund	739	PX2X
PIMCO Emerging Markets Bond Fund	771	PC2J
PIMCO Emerging Markets Corporate Bond Fund	709	PP1A
PIMCO Emerging Markets Currency Fund	708	PX2L
PIMCO Emerging Markets Full Spectrum Fund	3719	PP2G
PIMCO Extended Duration Fund	738	PX2V
PIMCO Floating Income Fund	724	PX2B
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)	770	PC1N
PIMCO Foreign Bond Fund (Unhedged)	719	PX2N
PIMCO Global Advantage® Strategy Bond Fund	749	PPF4
PIMCO Global Bond Fund (U.S. Dollar-Hedged)	785	PC2A
PIMCO Global Bond Fund (Unhedged)	775	PC1M
PIMCO Global Multi-Asset Fund	758	PX3A
PIMCO GNMA Fund	721	PC2I
PIMCO Government Money Market Fund	799	PPF6
PIMCO High Yield Fund	705	PC1L
PIMCO High Yield Municipal Bond Fund	763	PX2P
PIMCO High Yield Spectrum Fund	4720	PP1P
PIMCO Income Fund	766	PX2C
PIMCO Inflation Response Multi-Asset Fund	4082	PP1Y
PIMCO Investment Grade Corporate Bond Fund	707	PC2R
PIMCO Long Duration Total Return Fund	713	PX2U
PIMCO Long-Term Credit Fund	769	PPF9

PIMCO Long-Term U.S. Government Fund	710	PC1F
PIMCO Low Duration Fund	720	PC1D
PIMCO Low Duration Fund II	750	PC1I
PIMCO Low Duration Fund III	723	PC2D
PIMCO Moderate Duration Fund	745	PC2E
PIMCO Mortgage Opportunities Fund	3938	PP2K
PIMCO Mortgage-Backed Securities Fund	701	PC2H
PIMCO Multi-Strategy Alternative Fund	14858	PX3G
PIMCO Municipal Bond Fund	703	PC2L
PIMCO National Intermediate Municipal Bond Fund	4176	PP2B
PIMCO New York Municipal Bond Fund	753	PC2P
PIMCO RAE Fundamental Advantage PLUS Fund	4716	PPF2
PIMCO RAE Fundamental PLUS EMG Fund	4718	PPF5
PIMCO RAE Fundamental PLUS Fund	729	PX2H
PIMCO RAE Fundamental PLUS International Fund	4197	PP1W
PIMCO RAE Fundamental PLUS Small Fund	4196	PP1S
PIMCO RAE Low Volatility PLUS EMG Fund	483	PP2N
PIMCO RAE Low Volatility PLUS Fund	485	PP2P
PIMCO RAE Low Volatility PLUS International Fund	484	PP2O
PIMCO RAE Worldwide Fundamental Advantage PLUS Fund	4116	PP2F
PIMCO RAE Worldwide Long/Short PLUS Fund	4325	PP2Q
PIMCO Real Return Asset Fund	793	PC2V
PIMCO Real Return Fund	795	PC2F
PIMCO Real Return Limited Duration Fund	10795	PP2R
PIMCO RealEstateRealReturn Strategy Fund	788	PX2R
PIMCO REALPATH® 2020 Fund	4712	PPR2
PIMCO REALPATH® 2025 Fund	4071	PPR7
PIMCO REALPATH® 2030 Fund	4713	PPR3
PIMCO REALPATH® 2035 Fund	4072	PPR8
PIMCO REALPATH® 2040 Fund	4714	PPR4
PIMCO REALPATH® 2045 Fund	4073	PPR9
PIMCO REALPATH® 2050 Fund	4715	PPR5
PIMCO REALPATH® 2055 Fund	4075	PPU1
PIMCO REALPATH® Income Fund	4711	PPR1
PIMCO Senior Floating Rate Fund	4080	PP1Q
PIMCO Short Asset Investment Fund	6740	PP1Z
PIMCO Short Duration Municipal Income Fund	733	PC2N
PIMCO Short-Term Fund	740	PC1B
PIMCO StocksPLUS® Fund	715	PC1G
PIMCO StocksPLUS® International Fund (Unhedged)	774	PX2W
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	786	PX2I
PIMCO StocksPLUS® Long Duration Fund	711	PX2M

PIMCO StocksPLUS® Absolute Return Fund	734	PC2Z
PIMCO StocksPLUS® Short Fund	726	PX2S
PIMCO StocksPLUS® Small Fund	751	PX2O
PIMCO Total Return Fund	700	PC1E
PIMCO Total Return Fund II	735	FA1B
PIMCO Total Return Fund III	790	PC1H
PIMCO Total Return Fund IV	7700	PP1R
PIMCO TRENDS Managed Futures Strategy Fund	10789	PP2H
PIMCO Unconstrained Bond Fund	748	PPF3
PIMCO Unconstrained Tax Managed Bond Fund	777	PPF8

List of Funds of PIMCO Funds (Private Account Portfolio Series)

Fund	PIMCO Account #	State Street Account #
PIMCO Asset-Backed Portfolio	732	PC3Q
PIMCO Emerging Markets Portfolio	781	PC2G
PIMCO High Yield Portfolio	706	PC3H
PIMCO International Portfolio	780	PC1O
PIMCO Investment Grade Corporate Portfolio	702	PC3N
PIMCO Long Duration Corporate Bond Portfolio	759	PPA5
PIMCO Low Duration Portfolio	4052	PC3U
PIMCO Moderate Duration Portfolio	4053	PC3V
PIMCO Mortgage Portfolio	722	PC3F
PIMCO Municipal Sector Portfolio	704	PC3O
PIMCO Real Return Portfolio	792	PC3M
PIMCO Senior Floating Rate Portfolio	4051	PC3Z
PIMCO Short-Term Floating NAV Portfolio II	776	PC3S
PIMCO Short-Term Floating NAV Portfolio III	3376	PG3A
PIMCO Short-Term Portfolio	742	PC3A
PIMCO U.S. Government Sector Portfolio	712	PC3D

List of Funds of PIMCO Equity Series

Fund	PIMCO Account #	State Street Account #
PIMCO Dividend and Income Fund	4121	PPEN
PIMCO EqS® Long/Short™ Fund	4975	PPEO
PIMCO RAE Fundamental Emerging Markets Fund	15662	PPES
PIMCO RAE Fundamental Global Fund	15664	PPEU
PIMCO RAE Fundamental Global ex-US Fund	15665	PPAG

PIMCO RAE Fundamental International Fund	15663	PPEW
PIMCO RAE Fundamental US Fund	15661	PPAB
PIMCO RAE Fundamental US Small Fund	15666	PPEY
PIMCO REALPATH® Blend Income Fund	4330	PPEI
PIMCO REALPATH® Blend 2020 Fund	4331	PPE1
PIMCO REALPATH® Blend 2025 Fund	4332	PPE2
PIMCO REALPATH® Blend 2030 Fund	4333	PPE3
PIMCO REALPATH® Blend 2035 Fund	4334	PPE4
PIMCO REALPATH® Blend 2040 Fund	4335	PPE5
PIMCO REALPATH® Blend 2045 Fund	4336	PPE6
PIMCO REALPATH® Blend 2050 Fund	4337	PPE7
PIMCO REALPATH® Blend 2055 Fund	4338	PPE8

List of PIMCO Interval Funds

Fund	PIMCO Account #	State Street Account #
PIMCO Flexible Credit Income Fund	13648	PPAX